                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)

                     September 16, 1996 (August 30, 1996)


                               C-TEC CORPORATION

            (Exact name of registrant as specified in its charter)

 Pennsylvania                     0-11053                    23-2093008
(State or other jurisdiction    (Commission               (IRS Employer
 of incorporation)               File Number)            Identification No.)


                   105 Carnegie Center, Princeton, NJ  08540
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                (609) 734-3700



        (Former name or former address, if changed since last report).

Item 2.  Acquisition or Disposition of Assets

         In March 1996, the Company signed a definitive agreement (the "Stock Purchase Agreement") for the sale to RCN Corporation ("RCN"), of Residential Communications Network, Inc. ("UrbanNet") and certain other businesses ("Other Businesses"). RCN is the controlling shareholder of C-TEC. UrbanNet is a start up business unit that plans to provide integrated telecommunications services to the telecommunications market place. In April 1996, RCN acquired UrbanNet from the Company for $17,500,000 in cash in accordance with the Stock Purchase Agreement. The closing of the sale of the Other Businesses was subject to certain conditions and did not occur.

         The Stock Purchase Agreement provided the Company the option to rescind the sale of UrbanNet to RCN under certain circumstances (the "UrbanNet Option"), and provided that if the Company elected to exercise the UrbanNet Option it would purchase RCN's 80.1% interest in Freedom New York, L.L.C., a Delaware limited liability company ("Freedom"), and all related rights and liabilities (collectively, the "Freedom Interest") on the terms and subject to the conditions set forth in the Stock Purchase Agreement. The Stock Purchase Agreement provided that the consideration that the Company would pay for UrbanNet and the Freedom Interest, if it exercised the UrbanNet Option, would be equal to RCN's investment in those assets plus a 7% annualized return on that investment.

         Freedom is the successor to the business of Liberty Cable Company, Inc. RCN had acquired the Freedom Interest in March 1996 for $27,000,000.

         On August 30, 1996, the Company and RCN entered into an Option Exercise Agreement pursuant to which the Company exercised the UrbanNet Option. Concurrently, with the execution of that Agreement, (i) the Company and RCN effected the rescission of the prior sale of UrbanNet to RCN and (ii) the Company purchased the Freedom Interest from RCN. The Company paid RCN $28,447,389 as consideration in the rescission of the UrbanNet transaction.
The purchase price for the Freedom Interest was $29,847,364. In connection with those transactions, the Company acquired from RCN a note issued by Freedom in connection with a loan from RCN to Freedom. The purchase price for the note was $1,518,603, an amount equal to the accreted value of the note. The rescission, the purchase of the Freedom Interest and the purchase of the note were funded through C-TEC's working capital.

         The terms of the Stock Purchase Agreement and the Option Exercise Agreement, and the Company's decision to exercise the UrbanNet Option, were approved by a special committee of the Board of Directors of the Company composed of members not affiliated with RCN.

         Any financial statements and pro forma financial information which may be required will be filed within sixty days after the required filing date of this Form 8-K.

Item 7.  Exhibits

         (c)  Exhibits

         10.1 Option Exercise Agreement between C-TEC Corporation and RCN Corporation.

         10.2 Stock Purchase Agreement dated as of March 27, 1996 between RCN Corporation and C-TEC Corporation is incorporated herein by reference to the Company's report on Form 10-K for the year ended December 31, 1995, (Commission File No. 0-11053).

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        C-TEC Corporation

                                          By:   /s/ Bruce C. Godfrey
                                             ---------------------------------
                                             Name:  Bruce C. Godfrey
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



Date:  September 16, 1996
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